UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

Commission File Number 001-39223

SADOT GROUP INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

295 E. Renfro Street, Suite 300, Burleson, Texas 76028

(Address of principal executive offices)

(832) 604-9568

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 2, 2026, Sadot Group Inc. (the “Company”) completed the acquisition of all of the issued and outstanding shares of Anira Consulting FZC (“Anira”), a company incorporated in Sharjah, United Arab Emirates, pursuant to a Share Purchase Agreement dated June 2, 2026 (the “SPA”) with Shrvan Kumar Yadav (the “Seller”).

Anira is a commodity trading and consulting company operating under the trade name “Tradewell,” specializing in integrated commodity trading, risk management, and related services utilizing the TradeOS CTRM Technology Platform. Anira owns and operates TradeOS, a proprietary enterprise-grade Commodity Trading and Risk Management (CTRM) platform purpose-built for physical commodity trading houses. The platform integrates 11 fully connected modules covering: (i) real-time dashboard with P&L and Value-at-Risk monitoring; (ii) trade capture for physical and paper trades; (iii) position management with mark-to-market valuation; (iv) risk management including VaR models and stress testing; (v) counterparty management with KYC, credit limits, and real-time sanctions screening; (vi) logistics including vessel tracking, demurrage, and bill of lading management; (vii) documentary trade covering Letters of Credit and SWIFT messaging; (viii) hedging with IFRS 9 hedge accounting and effectiveness testing; (ix) treasury including cash flow, FX, and payment approvals; (x) accounting with IFRS journals, trial balance, and ERP export; and (xi) regulatory compliance covering EMIR, CFTC, and MiFID II reporting. The platform operates on a straight-through processing (STP) model whereby a single trade entry flows automatically through every downstream module in real time.

Under the terms of the SPA, the Company acquired 100% of Anira for an aggregate purchase price of $12,000,000, satisfied entirely through the issuance of: (i) 135,000 shares of the Company’s common stock, $0.0001 par value per share, valued at $3.00 per share for an aggregate value of $405,000 (the “Common Share Consideration); (ii) 1,000 shares of newly designated Series B Convertible Preferred Stock with a stated value of $6,595 per share for an aggregate value of $6,595,000 (the “Preferred Share Consideration); and (iii) a Convertible Promissory Note in the principal amount of $5,000,000 (the “Note”).

The Series B Preferred Shares and the Note are convertible into shares of the Company’s common stock at a fixed conversion price of $3.00 per share, subject to (a) the 19.99% Change of Control Threshold set forth in the SPA, (b) a 4.99% beneficial ownership blocker (with the holder’s right to increase such limitation to 9.99% upon 61 days’ prior written notice), and (c) applicable NASDAQ shareholder approval requirements under Listing Rule 5635, as applicable.

The Series B Preferred Stock has been designated pursuant to a Certificate of Designation filed with the Nevada Secretary of State on or about June 2, 2026. The Note bears zero interest and matures on June 2, 2028, with the Company having the right to prepay all or any portion thereof with a discount of 1% for each full calendar month remaining until the Maturity Date.

The SPA contains customary representations, warranties, covenants (including a detailed cash waterfall priority mechanism requiring Anira’s revenues and receivables to be applied first to existing liabilities and Software Payment Obligations before any restricted distributions), indemnification provisions with baskets and caps, registration rights, and other standard terms. The transaction is material to the Company.

The foregoing description of the SPA, the Certificate of Designation of the Series B Preferred Stock, and the Convertible Promissory Note is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 10.1, 3.1, and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of Anira required by this Item will be filed by amendment to this Form 8-K no later than 75 days after the date of this report.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series B Preferred Stock
10.1	Share Purchase Agreement dated June 2, 2026, by and between Sadot Group Inc. and Shrvan Kumar Yadav
10.2	Convertible Promissory Note dated June 2, 2026, in the principal amount of $5,000,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

	By:	/s/ Chagay Ravid
	Name:	Chagay Ravid
	Title:	Chief Executive Officer

Date: June 2, 2026